Exhibit 10.1
FACILITY AGREEMENT
     FACILITY AGREEMENT (this “Agreement”), dated as of December 10, 2007, between Third Wave Technologies, Inc., a Delaware corporation (the “Borrower”), and Deerfield Private Design Fund, L.P., a Delaware limited partnership (“Deerfield Private Design Fund”) and Deerfield Private Design International, L.P., a limited partnership organized under the laws of the British Virgin Islands (“Deerfield Private Design International”, the “Offshore Lender”), (Deerfield Private Design Fund, and the Offshore Lender are referred to collectively herein as the “Lenders” and, together with the Borrower, as, the “Parties”).
W I T N E S S E T H:
     WHEREAS, the Borrower wishes to borrow from the Lenders up to twenty-five million Dollars ($25,000,000) for the purpose described in Section 2.1; and
     WHEREAS, the Lenders desire to make loans to the Borrower from time to time for such purpose;
     NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the Lenders and the Borrower agree as follows:
ARTICLE I
DEFINITIONS
     Section 1.1 General Definitions. Wherever used in this Agreement, the Exhibits or the Schedules attached hereto, unless the context otherwise requires, the following terms have the following meanings:
     “Additional Amounts” has the meaning given to it in Section 2.6(b).
     “Affiliate” means, with respect to any Person, (a) any other Person directly or indirectly controlling, controlled by, or under common control with that Person; (b) any other Person owning beneficially or controlling ten percent (10%) or more of the equity interest in such Person; (c) any officer, director, partner, member, or shareholder of such Person; or (d) any spouse, parent, sibling (natural born or adopted) or child (natural born or adopted) of such Person. As used in this definition of “Affiliate,” the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or partnership or other ownership interest, by contract, or otherwise.
     “Business Day” means a day on which banks are open for business in the City of New York.
     “Cash and Cash Equivalents” means the amount shown as such on the consolidated balance sheet of the Borrower and its Subsidiaries at the time such balance sheet is filed with the SEC on Form 10-Q or Form 10-K under the Exchange Act or otherwise made available to the Borrower’s stockholders.

     “Code” means the Internal Revenue Code of 1986, as amended, and any Treasury Regulations promulgated thereunder.
     “Commitment Period Expiration Date” means the earliest to occur of (a) the date on which any Commitment Termination Event occurs, and (b) the third anniversary of the date of this Agreement.
     “Commitment Termination Event” means the occurrence of any Event of Default.
     “Common Stock” means the common stock, par value $0.001 per share, of the Borrower.
     “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.
     “Default” means any event which, at the giving of notice, lapse of time or fulfillment of any other applicable condition (or any combination of the foregoing), would constitute an Event of Default.
     “Disbursement” has the meaning given to it in Section 2.2(a).
     “Disbursement Date” means the date on which a Disbursement occurs.
     “Disbursement Request” has the meaning given to it in Section 2.2(a).
     “Dollars” and the “$” sign mean the lawful currency of the United States of America.
     “Event of Default” has the meaning given to it in Section 5.5.
     “Evidence of Disbursement” has the meaning given to it in Section 2.2(a).
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.
     “Excluded Taxes” means all income taxes, minimum or alternative minimum income taxes, withholding taxes imposed on gross amounts, any tax determined based upon income, capital gains, gross income, sales, net profits, windfall profits or similar items, franchise taxes (or any other tax measured by capital, capital stock or net worth), gross receipts taxes, branch profits taxes, margin taxes (or any other taxes imposed on or measured by net income, or imposed in lieu of net income) payable by the Lenders in any jurisdiction to any Government Authority (or political subdivision or taxing authority thereof) in connection with any payments received under this Agreement by the Lenders, or any such tax imposed in connection with the execution and delivery of, and the performance of its obligations under, this Agreement.

     “Final Payment” means such amount as may be necessary to repay the outstanding principal of the Loan (together with any other amounts accrued and unpaid under this Agreement to the Lenders pursuant to this Agreement.
     “Final Payment Date” means the earlier of (i) the date on which the Borrower repays the outstanding principal of the Loan (together with any other amounts accrued and unpaid under this Agreement) to the Lenders pursuant to this Agreement and (ii) the fifth anniversary of the date of this Agreement.
     “Financing Documents” means this Agreement, the Notes, the Registration Rights Agreement, the Warrants and any other document or instrument delivered in connection with any of the foregoing whether or not specifically mentioned herein or therein.
     “Funds Availability Return” means the product of (a) 2% per annum and (b) the difference between $25,000,000 and the aggregate amount of the Disbursements that have not been repaid by the Borrower.
     “Government Authority” means any government, governmental department, ministry, cabinet, commission, board, bureau, agency, tribunal, regulatory authority, instrumentality, judicial, legislative, fiscal, or administrative body or entity, domestic or foreign, federal, state or local having jurisdiction over the matter or matters and Person or Persons in question, including, without limitation, the SEC.
     “Indebtedness” of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) “capital leases” in accordance with generally accepted accounting principles (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.
     “Indemnified Person” has the meaning given to it in Section 6.11.

     “Indemnity” has the meaning given to it in Section 6.11.
     “Interest Rate” means 7.75% per annum; provided, however, that on and after the date the principal amount of the Senior Debt has been repaid, or the Senior Debt is otherwise no longer outstanding, “Interest Rate” shall mean 7% per annum.
     “Lien” means any lien, pledge, preferential arrangement, mortgage, security interest, deed of trust, charge, assignment, hypothecation, title retention, privilege or other encumbrance on or with respect to property or interest in property having the practical effect of constituting a security interest with respect to the payment of any obligation with, or from the proceeds of, any asset or revenue of any kind.
     “Loan” means the loan to be made available by the Lenders to the Borrower pursuant to Section 2.2 in the maximum aggregate amount of twenty-five million Dollars ($25,000,000) or, as the context may require, the principal amount thereof from time to time outstanding.
     “Loss” has the meaning given to it in Section 6.11.
     “Major Transaction” means any of the following:
     (a) a consolidation, merger, exchange of shares, recapitalization, reorganization, business combination or other similar event, (1) following which the holders of Common Stock immediately preceding such consolidation, merger, exchange, recapitalization, reorganization, combination or event either (a) no longer hold a majority of the shares of Common Stock or (b) no longer have the ability to elect a majority of the board of directors of the Company or (2) as a result of which shares of Common Stock shall be changed into (or the shares of Common Stock become entitled to receive) the same or a different number of shares of the same or another class or classes of stock or securities of another entity (collectively, a “Change of Control Transaction”);
     (b) the sale or transfer of significant assets of the Company which shall for purposes of this subsection (b) mean a sale or transfer of assets in one transaction or a series of related transactions for a purchase price of more than $75,000,000 or a sale or transfer of more than 48% of the Company’s assets in one transaction or series of related transactions; or
     (c) a purchase, tender or exchange offer made to the holders of outstanding shares of Common Stock, such that following such purchase, tender or exchange offer a Change of Control Transaction shall have occurred.
     “Material Adverse Effect” means a material adverse effect on (a) the business, operations, prospects, condition (financial or otherwise) or property of the Borrower, (b) the validity or enforceability of any provision of any Financing Document, (c) the ability of the Borrower to timely perform its Obligations or (d) the rights and remedies of the Lenders under any Financing Document.
     “Notes” means the notes issued to the Lenders in the forms attached hereto as Exhibit A-1 and Exhibit A-2.

     “Obligations” means all obligations (monetary or otherwise) of the Borrower arising under or in connection with the Financing Documents.
     “Organizational Documents” means the Certificate of Incorporation and By-laws of the Borrower.
     “Person” shall mean and include an individual, a partnership, a corporation, a limited liability company, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture or other entity or a governmental authority.
     “Permitted Indebtedness” means: the principal of (and premium, if any), interest on, and all fees and other amounts (including, without limitation, any reasonable out-of-pocket costs, enforcement expenses (including reasonable out-of-pocket legal fees and disbursements), collateral protection expenses and other reimbursement or indemnity obligations relating thereto) payable by Borrower and/or its subsidiaries under or in connection with (i) Indebtedness of Borrower in favor of the Lenders arising under this Agreement or any other Financing Document; (ii) the Senior Debt; (iii) the Borrower’s and/or its subsidiaries other existing term loans, equipment leases and loans, and letters of credit, (iv) future working capital loans, including working capital revolving lines of credit, in an aggregate amount not exceeding $3,000,000 at any given time and letters of credit in an aggregate amount not exceeding $1,000,000 at any given time and (v) Indebtedness secured by Liens (A) upon or in any equipment acquired or held by the Borrower or any of its subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment; (vi) Indebtedness (not including the Loan) secured by a lien described in clause (v) of the defined term “Permitted Liens,” provided such Indebtedness does not exceed the lesser of the cost or fair market value of the equipment financed with such Indebtedness; (vii) Subordinated Debt, (viii) Indebtedness to trade creditors incurred in the ordinary course of business; and (ix) extension, refinancings and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified to impose more burdensome terms upon Borrower.
     “Permitted Liens” means: (i) any Liens that, by operation of contract or law or otherwise, arise from the Senior Debt and any other Liens existing on the date hereof that are disclosed on Exhibit B hereof; (ii) Liens in favor of the Lenders; (iii) statutory Liens created by operation of applicable law; (iv) Liens arising in the ordinary course of business and securing obligations that are not overdue or are being contested in good faith by appropriate proceedings; (v) Liens securing purchase money or capitalized lease equipment financing; (vi) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default; (vii) non-exclusive licenses or sublicenses and exclusive licenses granted in the ordinary course of Borrower’s business and, with respect to any licenses where Borrower is the licensee or sublicensee, any interest or title of a licensor or sublicensor under any such license or sublicense; (viii) deposits to secure the performance of bids, trade contracts (other than for borrowed money), contracts for the purchase of property, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case, incurred in the ordinary course of business and not representing an obligation for borrowed money; (ix) Liens in favor of financial institutions arising in connection with Borrower’s accounts maintained in the ordinary course of Borrower’s business held at such institutions to secure standard fees for services charged by, but not financing made available by, such institutions; and (x) Liens for Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings.
     “Person” means and includes any natural person, individual, partnership, joint venture, corporation, trust, limited liability company, limited company, joint stock company, unincorporated organization, government entity or any political subdivision or agency thereof, or any other entity.
     “Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof, by and between the Borrower and the Lenders.
     “SEC” means the United States Securities and Exchange Commission.
     “Securities Act” means the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.
     “Senior Debt” means the Borrower’s Convertible Senior Subordinated Zero Coupon Promissory Note in the principal amount of $20,000,000.00, issued pursuant to the terms of that certain Securities Purchase Agreement dated December 18, 2006, as amended from time to time.
     “Subordination Agreement” means the Subordination Agreement by and between the Lenders and Stark Onshore Master Holding LLC dated the date of this Agreement.
     “Subordinated Debt” means any debt incurred by Borrower that is subordinated in right of payment to the debt owing by Borrower to Lenders pursuant to a subordination agreement in substantially the form of the Subordination Agreement.
     “Subsidiary or Subsidiaries: means, as to the Borrower, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.
     “Taxes” means all deductions or withholdings for any and all present and future taxes, levies, imposts, stamp or other duties, fees, assessments, deductions, withholdings, all other governmental charges, and all liabilities with respect thereto.
     “Warrants” means the warrants attached hereto as part of Exhibit C issued pursuant to Section 2.11.
     Section 1.2 Interpretation. In this Agreement, unless the context otherwise requires, all words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties requires and the verb shall be read and construed as agreeing with the required word and pronoun; the division of this Agreement into Articles and Sections and the use of headings and captions is for convenience of reference only and shall not modify or affect the interpretation or construction of this Agreement or any of its provisions; the words “herein,”

“hereof,” “hereunder,” “hereinafter” and “hereto” and words of similar import refer to this Agreement as a whole and not to any particular Article or Section hereof; the words “include,” “including,” and derivations thereof shall be deemed to have the phrase “without limitation” attached thereto unless otherwise expressly stated; references to a specified Article, Exhibit, Section or Schedule shall be construed as a reference to that specified Article, Exhibit, Section or Schedule of this Agreement; and any reference to any of the Financing Documents means such document as the same shall be amended, supplemented or modified and from time to time in effect.
     Section 1.3 Business Day Adjustment. If the day by which a payment is due to be made is not a Business Day, that payment shall be made by the next succeeding Business Day unless that next succeeding Business Day falls in a different calendar month, in which case that payment shall be made by the Business Day immediately preceding the day by which such payment is due to be made.
ARTICLE II
AGREEMENT FOR THE LOAN
     Section 2.1 Use of Proceeds. The Borrower shall use the Loan for general corporate purposes.
     Section 2.2 Disbursements.
     (a) Subject to satisfaction of the conditions contained in Article IV, a disbursement of a portion of the Loan (each a “Disbursement”) shall be made upon the Borrower’s request (a “Disbursement Request”) in the form of Schedule 1, delivered to the Lenders not less than eighteen calendar days prior to the proposed date of such Disbursement. The minimum amount of each Disbursement shall be $1,000,000. Against each Disbursement, the Borrower shall deliver to the Lenders a completed receipt (the “Evidence of Disbursement”) in the form of Schedule 2, which receipt shall not be effective until the Disbursement is actually advanced to the Borrower.
     (b) The Lenders shall not be required to make any Loan if (a) the Commitment Period Expiration Date shall have occurred, or (b) after giving effect thereto, the aggregate outstanding principal amount of the Loan would exceed $25,000,000.
     Section 2.3 Repayment. The Borrower shall remit the Final Payment to the Lenders on the earlier to occur of (i) the Final Payment Date and (ii) a Commitment Termination Event, it being understood that a repayment after a Commitment Termination Event will be within three (3) Business Days of the occurrence of such Commitment Termination Event.
     Section 2.4 Transaction Fee. On the date hereof, the Borrower has paid to Deerfield Management Company, L.P. a transaction fee of $625,000.
     Section 2.5 Payments. Payments of any amounts due to the Lenders under this Agreement shall be made in Dollars in immediately available funds prior to 11:00 a.m. New York

City time on such date that any such payment is due, at such bank or places, as Deerfield Private Design Fund shall from time to time designate in writing. The Borrower shall pay all and any costs (administrative or otherwise) imposed by banks, clearing houses, or any other financial institution, in connection with making any payments under any of the Financing Documents, except for any costs imposed by the Lenders’ banking institutions.
     Section 2.6 Taxes, Duties and Fees.
     (a) The Borrower shall pay or cause to be paid all present and future Taxes (other than Excluded Taxes, if any), duties, fees and other charges of whatsoever nature, if any, now or at any time hereafter levied or imposed by any Government Authority, by any department, agency, political subdivision or taxing or other authority thereof or therein, by any organization of which the applicable Government Authority is a member, or by any jurisdiction through which the Borrower makes payments hereunder, on or in connection with the payment of any and all amounts due under this Agreement, and all payments of principal and other amounts due under this Agreement shall be made without deduction for or on account of any such Taxes, duties, fees and other charges, except for Excluded Taxes, which may be deducted or withheld from payments made by the Borrower only if such deduction or withholding is required by applicable law.
     (b) If the Borrower is required to withhold any such amount or is prevented by operation of law or otherwise from paying or causing to be paid such Taxes, duties, fees or other charges as aforesaid except for Excluded Taxes, the principal or other amounts due under this Agreement (as applicable) shall be increased to such amount as shall be necessary to yield and remit to the Lenders the full amount it would have received taking into account any such Taxes (except for Excluded Taxes), duties, fees or other charges payable on amounts payable by the Borrower under this Section 2.6(b) had such payment been made without deduction of such Taxes, duties, fees or other charges (all and any of such additional amounts, herein referred to as the “Additional Amounts”).
     (c) If Section 2.6(b) above applies and the Lenders so require the Borrower shall deliver to the Lenders official tax receipts evidencing payment (or certified copies of them) of the Additional Amounts within thirty (30) days of the date of payment.
     (d) If any Lender receives a refund from a Government Authority to which the Borrower has paid withholding Taxes pursuant to this Section 2.6, such Lender shall pay such refund to the Borrower.
     Section 2.7 Costs, Expenses and Losses. If, as a result of any failure by the Borrower to pay any sums due under this Agreement on the due date therefor, or to borrow in accordance with a Disbursement Request made pursuant to Section 2.2, the Lenders shall incur costs, expenses and/or losses, by reason of the liquidation or redeployment of deposits from third parties or in connection with obtaining funds to make or maintain any Disbursement, the Borrower shall pay to the Lenders upon request by the Lenders, the amount of such costs, expenses and/or losses within fifteen (15) days after receipt by it of a certificate from the Lenders setting forth in reasonable detail such reasonable documented costs, expenses and/or losses along with supporting documentation. For the purposes of the preceding sentence, “costs, expenses and/or losses” shall include, without limitation, any interest paid or payable to carry any unpaid amount and any loss, premium, penalty or expense which may be incurred in obtaining, liquidating or employing deposits of or borrowings from third parties in order to make, maintain or fund the Loan or any portion thereof.
     Section 2.8 Interest Rate. The principal amount outstanding under the Loan shall bear interest at the Interest Rate (calculated on the basis of the actual number of days elapsed in each month and pro rated if the Interest Rate changes between interest payment dates). Interest shall be paid quarterly in arrears commencing on February 28, 2008 and on the last Business Day of each May, August, November and February thereafter.
     Section 2.9 Funds Availability Return. The Borrower shall pay the Funds Availability Return (calculated on the basis of the actual number of days elapsed in each month and pro rated if the obligation to pay the Funds Availability Return terminates between Funds Availability Return payment dates) quarterly in arrears commencing on February 28, 2008 and on the last Business Day of each May, August, November and February thereafter up to and including the third anniversary of the date of this Agreement, on which date such obligation to pay the Funds Availability Return shall terminate.
     Section 2.10 Interest on Late Payments. Without limiting the remedies available to the Lenders under the Financing Documents or otherwise, to the maximum extent permitted by applicable law, if the Borrower fails to make any payment of principal, interest or Funds Availability Return with respect to the Loan when due, the Borrower shall pay, in respect of the outstanding principal amount and interest of the Loan and the outstanding amount of the Funds Availability Return, interest at the rate per annum equal to the Interest Rate plus five hundred (500) basis points for so long as such late payment remains outstanding. Such interest shall be payable on demand.
     Section 2.11 Delivery of Warrants. On the date hereof, the Borrower shall issue to the Lenders Warrants to purchase the number of shares of Common Stock set forth in Exhibit C (subject to adjustment as set forth in the Warrants) at an initial Exercise Price (as defined in the Warrants) of $8.36.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
     Section 3.1 Representations and Warranties of the Borrower. The Borrower represents and warrants as of the date hereof and as of each Disbursement Date as follows:
     (a) The Borrower is a corporation duly incorporated and validly existing under the laws of the State of Delaware.
     (b) The Borrower is conducting its business in compliance with its Organizational Documents. The Organizational Documents of the Borrower (including all amendments thereto) as currently in effect have been furnished to the Lenders and remain in full force and effect with no defaults outstanding thereunder.

     (c) The Borrower has full power and authority to enter into each of the Financing Documents and to make the borrowings and the other transactions contemplated thereby.
     (d) All authorizations, consents, approvals, registrations, exemptions and licenses with or from Government Authorities or other Persons that are necessary for the conduct of its business as currently conducted and as proposed to be conducted, for the borrowing hereunder, the execution and delivery of the Financing Documents and the performance by the Borrower of its Obligations, have been obtained and are in full force and effect, except to the extent any failure to so obtain for the conduct of the business as currently and proposed to be conducted would not have a Material Adverse Effect; provided, however, that the failure to receive an approval from Government Authorities for the development or sale of any product shall not constitute a Material Adverse Effect or a violation of this Section 3.1(d).
     (e) Each Financing Document has been duly authorized, executed and delivered by the Borrower and constitutes the valid and legally binding obligation of the Borrower, enforceable in accordance with its terms, except as such enforceability may be limited by (i) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors’ rights generally, and (ii) applicable equitable principles (whether considered in a proceeding at law or in equity).
     (f) No Default or Event of Default (or any other default or event of default, however described) has occurred under any of the Financing Documents.
     (g) Neither the entering into any of the Financing Documents nor the compliance with any of its terms conflicts with, violates or results in a breach of any of the terms of, or constitutes a default or event of default (however described) or requires any consent under, any agreement or to which the Borrower is a party or by which it is bound, or violates any of the terms of the Organizational Documents or any judgment, decree, resolution, award or order or any statute, rule or regulation applicable to the Borrower or its assets.
     (h) The Borrower is not engaged in or the subject of any litigation, arbitration, administrative regulatory compliance proceeding, or investigation, nor are there any litigation, arbitration, administrative regulatory compliance proceedings or investigations pending or, to the knowledge of the Borrower, threatened before any court or arbitrator or before or by any Government Authority against the Borrower, that has not been publicly disclosed and would materially impair Borrower’s ability to comply with the terms of this Agreement and the Borrower is not aware of any facts likely to give rise to any such proceedings.
     (i) The Borrower (i) is capable of paying its debts as they fall due, is not unable and has not admitted its inability to pay debts as they fall due, (ii) is not bankrupt or insolvent and (iii) has not taken action, and no such action has been taken by a third party, for the Borrower’s winding up, dissolution, or liquidation or similar executory or judicial proceeding or for the appointment of a liquidator, custodian, receiver, trustee, administrator or other similar officer for the Borrower or any or all of its assets or revenues.
     (j) No Lien exists on Borrower’s property, except for Permitted Liens.
     (k) The obligation of the Borrower to make any payment under this Agreement (together with all charges in connection therewith) is absolute and unconditional, and there exists no right of setoff or recoupment, counterclaim, cross-claim or defense of any nature whatsoever to any such payment.
     Section 3.2 Borrower Acknowledgment. The Borrower acknowledges that it has made the representations and warranties referred to in Section 3.1 with the intention of persuading the Lenders to enter into the Financing Documents and that the Lenders have entered into the Financing Documents on the basis of, and in full reliance on, each of such representations and warranties. The Borrower represents and warrants to the Lenders that none of such representations and warranties omits any matter the omission of which makes any of such representations and warranties misleading.
     Section 3.3 Representations and Warranties of the Lenders. Each of the Lenders represents and warrants to the Borrower as of the date hereof and as of each date Warrants are granted pursuant to this Agreement that:
     (a) It is acquiring the Warrants and the shares of Common Stock issued upon exercise of the Warrants (the “Exercise Shares”) solely for its account for investment and not with a view to or for sale or distribution of the Warrants or Exercise Shares or any part thereof. Each of the Lenders also represents that the entire legal and beneficial interests of the Warrants and Exercise Shares such Lender is acquiring is being acquired for, and will be held for, its account only.
     (b) The Warrants and the Exercise Shares have not been registered under the Securities Act on the basis that no distribution or public offering of the stock of the Borrower is to be effected. Each of the Lenders realizes that the basis for the exemptions may not be present, if notwithstanding its representations such Lender has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. None of the Lenders has such present intention.
     (c) The Warrants and the Exercise Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption for such registration is available. Each of the Lenders recognizes that the Borrower has no obligations to register the Warrants, or, except as otherwise set forth in the Warrants, to comply with any exemption from such registration.
     (d) Neither the Warrants nor the Exercise Shares may be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Borrower, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitation.
     (e) It will not make any disposition of all or any part of the Warrants or Exercise Shares until:
     (i) The Borrower shall have received a letter secured by such Lender from the SEC stating that no action will be recommended to the Commission with respect to the proposed disposition;
     (ii) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or
     (iii) Such Lender shall have notified the Borrower of the proposed disposition and, in the case of a sale or transfer in a so called “4(1) and a half” transaction, shall have furnished counsel for the Borrower with an opinion of counsel, substantially in the form annexed as Exhibit C to the Warrant. The Borrower agrees that it will not require an opinion of counsel with respect to transactions under Rule 144 of the Securities Act.
     (f) It understands and agrees that all certificates evidencing the shares to be issued to the Lenders may bear the following legend.
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT INCLUDING, WITHOUT LIMITATION, PURSUANT TO RULES 144 OR 144A UNDER SAID ACT OR PURSUANT TO A PRIVATE SALE EFFECTED UNDER APPLICABLE FORMAL OR INFORMAL SEC INTERPRETATION OR GUIDANCE, SUCH AS A SO-CALLED “4(1) AND A HALF” SALE.”
“THE SALE, TRANSFER OR ASSIGNMENT OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN REGISTRATION RIGHTS AGREEMENT DATED AS OF DECEMBER ___, 2007. AS AMENDED FROM TIME TO TIME, AMONG THE COMPANY AND CERTAIN HOLDERS OF ITS OUTSTANDING SECURITIES. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY.”
     (g) Such Lender is an “accredited investor” as defined in Regulation D promulgated under the Securities Act.

     (h) Such Lender is a limited partnership duly organized and validly existing under the laws of the jurisdiction of its formation.
     Section 3.4 Lenders Acknowledgement. Each of the Lenders acknowledges that it has made the representations and warranties referred to in Section 3.3 with the intention of persuading the Borrower to enter into the Financing Document and that the Borrower has entered into the Financing Documents on the basis of, and in full reliance of, each of such representations and warranties. Each of the Lenders also acknowledges that the representations and warranties made by the Borrower in Section 3.1, to the extent that they pertain to the Warrants or the Registration Rights Agreement (with the exception of Subsection (e) of Section 3.1), are made solely to the extent, and will only survive for so long as, any of the Lenders remains a party to the Registration Rights Agreement or the Warrant.
ARTICLE IV
CONDITIONS OF DISBURSEMENTS
     Section 4.1 Conditions to Initial Disbursement of the Loan. The obligation of the Lenders to make the initial Disbursement shall be subject to the fulfillment of the following conditions:
     (a) Deerfield Private Design Fund shall have received a copy of all documents authorizing the Borrower to execute, deliver and perform each of the Financing Documents and to engage in the transactions contemplated thereby and an opinion of Borrower’s counsel in a form customarily delivered in transactions similar to those contemplated by this Agreement.
     (b) Unless otherwise notified by the Borrower and without prejudice to the generality of this Section 4.1, the right of the Lenders to require compliance with any condition under this Agreement which may be waived by the Lenders in respect of any Disbursement is expressly preserved for the purpose of any subsequent Disbursement.
ARTICLE V
PARTICULAR COVENANTS AND EVENTS OF DEFAULT
     Section 5.1 Affirmative Covenants. Unless the Lenders shall otherwise agree:
     (a) The Borrower shall (i) maintain its existence and qualify and remain qualified to do its business as currently conducted, (ii) maintain all approvals necessary for the Financing Documents to be in effect, and (iii) operate its business with due diligence, efficiency and in conformity with sound business practices.
     (b) The Borrower shall comply in all material respects with all applicable laws, rules, regulations and orders of any Government Authority, except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where the failure to so comply, individually or in the aggregate, would not have a Material Adverse Effect.

     (c) The Borrower shall obtain, make and keep in full force and effect all licenses, contracts, consents, approvals and authorizations from and registrations with Government Authorities that may be required to conduct its business.
     (d) The Borrower shall promptly notify the Lenders of the occurrence of (i) any Default or Event of Default; or (ii) any claims, litigation, arbitration, mediation or administrative or regulatory proceedings that are instituted or threatened against the Borrower, except for matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect; and (iii) each event which, at the giving of notice, lapse of time, determination of materiality or fulfillment of any other applicable condition (or any combination of the foregoing), would constitute an event of default (however described) under any of the Financing Documents.
     (e) The Borrower shall comply with the terms of each of the Financing Documents.
     (f) (i) the Borrower will timely file with the SEC (subject to appropriate extensions made under Rule 12b-25 of the Securities Exchange Act) any annual reports, quarterly reports and other periodic reports pursuant to Section 13 or 15(d) of the Exchange Act prepared by the Borrower as soon as available; and (ii) the Borrower and its Subsidiaries will provide to Deerfield Private Design Fund copies of all reports, financial data and other information as Deerfield Private Design Fund may reasonably request, and permit the Lenders to visit the properties of the Borrower and its Subsidiaries, and to discuss its and their affairs and finances with its and their officers, all at such times as Deerfield Private Design Fund may reasonably request.
The Parties acknowledge that it may be necessary for the Borrower to disclose to the Lenders certain material non-public information in connection with its obligations under clause (f)(ii) above. In order for the Borrower to disclose such information in accordance with federal securities laws, including Regulation FD promulgated by the SEC, the Lenders agree to refrain from trading in the Borrower’s securities until such time as the information no longer constitutes material non-public information.
     Section 5.2 Negative Covenants. Unless the Lenders shall otherwise agree:
     (a) The Borrower shall not liquidate or dissolve.
     (b) The Borrower shall not: (i) create, incur or suffer any Lien upon any of its assets, now owned or hereafter acquired, except Permitted Liens; or (ii) assign, sell transfer or otherwise dispose of, any of the Financing Documents, or the rights and obligations thereunder.
     (c) The Borrower shall not create, incur assume, guarantee or be or remain liable with respect to any Indebtedness, other than Permitted Indebtedness, or prepay any indebtedness, other than Permitted Indebtedness, or take any actions which impose on the Borrower an obligation to prepay any Indebtedness, except Permitted Indebtedness.

     (d) Except as permitted by the Subordination Agreement, the Borrower shall not amend or waive any term or condition of the Senior Debt or the documents evidencing the Senior Debt that directly or indirectly increases the amounts payable under Senior Debt or the dates when payments under the Senior Debt are due.
     Section 5.3 Reimbursement of Taxes. The Borrower shall pay all Taxes, duties, fees or other charges payable on or in connection with the execution, issue, delivery, registration, notarization or enforcement of the Financing Documents and shall, upon notice from the Lenders, reimburse the Lenders for any such Taxes, duties, fees or other charges paid by the Lenders thereon; provided, however, that notwithstanding the foregoing, under no circumstances shall the Borrower have any obligation to reimburse the Lenders for Excluded Taxes.
     Section 5.4 Major Transaction. Upon consummation by Borrower of a Major Transaction, the Lenders, in the exercise of their sole discretion, may deliver a written notice to the Borrower (the “Put Notice”), that the outstanding principal of, and accrued and unpaid interest on, the Notes, together with any other amounts accrued or payable under the Financing Documents (together, the “Put Price”) shall be thereafter due and payable, with a prepayment premium equal to 10% of such principal. If the Lenders deliver a Put Notice, then on the date specified in the Put Notice that is at least (10) Business Days following the date of Borrower’s receipt of the Put Notice, the Borrower shall pay the Put Price to the Lenders and the Obligations shall terminate.
     Section 5.5 General Acceleration Provision upon Events of Default. If one or more of the events specified in this Section 5.5 shall have happened and be continuing beyond the applicable cure period, (each an “Event of Default”) the Lenders, by written notice to the Borrower, may cancel the Borrower’s right to request Disbursements and declare the principal of, accrued and unpaid interest on, the Notes or any part of any of them (together with any other amounts accrued or payable under this Agreement) to be, and the same shall thereupon become, immediately due and payable with a prepayment premium equal to 10% of such principal, without any further notice and without any presentment, demand, or protest of any kind, all of which are hereby expressly waived by the Borrower, and take any further action available at law or in equity, including, without limitation, the sale of the Loan and all other rights acquired in connection with the Loan:
     (a) A Lender shall have failed to receive payment when due of (i) principal and interest due under the Notes or Fund Availability Return or (ii) any other amounts due under the Loan or the Notes within 5 Business Days of their due date.
     (b) The Borrower shall have failed to comply in any material respect with the due observance or performance of any other covenant contained in this Agreement or any Note and such failure shall not have been cured by Borrower within 15 days after receiving written notice of such default or failure from Deerfield Private Design Fund.
     (c) Any representation or warranty made by the Borrower in any Financing Document shall be have been incorrect, false or misleading in any material respect as of the date it was made, deemed made, reaffirmed or confirmed.

     (d) (i) The Borrower shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts as they come due or shall make a general assignment for the benefit of creditors; (ii) the Borrower shall declare a moratorium on the payment of its debts; (iii) the commencement by the Borrower of proceedings to be adjudicated bankrupt or insolvent, or the consent by it to the commencement of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization, intervention or other similar relief under any applicable law, or the consent by it to the filing of any such petition or to the appointment of an intervenor, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) or of any substantial part of its assets; (iv) the commencement against the Borrower or any substantial part of its assets of a proceeding in any court of competent jurisdiction under any bankruptcy or other applicable law (as now or hereafter in effect) seeking its liquidation, winding up, dissolution, reorganization, arrangement, adjustment, or the appointment of an intervenor, receiver, liquidator, assignee, trustee, sequestrator (or other similar official), and any such proceeding shall continue undismissed, or any order, judgment or decree approving or ordering any of the foregoing shall continue unstayed or otherwise in effect, for a period of ninety (90) days; (v) the making by the Borrower of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debt generally as they become due; or (vi) any other event shall have occurred which under any applicable law would have an effect analogous to any of those events listed above in this subsection.
     (e) One or more judgments against the Borrower taken as a whole or attachments against any of its property, which in the aggregate exceed $500,000, or which could reasonably be expected to have a Material Adverse Effect remain(s) unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of thirty (30) days from the date of entry of such judgment.
     (f) Any license, permit or approval held by the Borrower from any Government Authority shall have been suspended, canceled or revoked and such suspension, cancellation or revocation could reasonably be expected to have a Material Adverse Effect, and such suspension, cancellation or revocation shall not have been cured within 30 days.
     (g) Any authorization necessary for the execution, delivery or performance of any Financing Document or for the validity or enforceability of any of the Obligations under any Financing Document is not given or is withdrawn or ceases to remain in full force or effect.
     (h) The validity of or any Financing Document shall be contested by any legislative, executive or judicial body of any jurisdiction, or any treaty, law, regulation, communiqué, decree, ordinance or policy of any jurisdiction shall purport to render any material provision of any Financing Document invalid or unenforceable or shall purport to prevent or materially delay the performance or observance by the Borrower of the Obligations.

     (i) The Borrower has failed to comply with the requirements of the Securities Exchange Act in a manner which could reasonably be expected to have a Material Adverse Effect.
     (j) There is a failure to perform in any agreement to which the Borrower is a party with a third party or parties resulting in a right by such third party or parties to accelerate the maturity of any Indebtedness in an amount in excess of $500,000, and such acceleration right is exercised.
     (j) If Borrower makes any payment on account of Subordinated Debt, except to the extent the payment is allowed under any subordination agreement entered into with the Lenders.
     (k) If an Event of Default pursuant to the Warrants (as such term is defined in the Warrants) shall have occurred, but only if a Lender is a holder of any of the Warrants at the time of such Event of Default.
     (l) If the Cash and Cash Equivalents is less than $18,500,000.
     Section 5.6 Automatic Acceleration on Dissolution or Bankruptcy. Notwithstanding any other provisions of this Agreement, if an Event of Default under Section 5.5(d) shall occur, the principal of the Loan (together with any other amounts accrued or payable under this Agreement) shall thereupon become immediately due and payable without any presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower.
     Section 5.7 Recovery of Amounts Due. If any amount payable hereunder is not paid as and when due, the Borrower hereby authorizes the Lenders to proceed, to the fullest extent permitted by applicable law, without prior notice, by right of set-off, banker’s lien or counterclaim, against any moneys or other assets of the Borrower to the full extent of all amounts payable to the Lender.
ARTICLE VI
MISCELLANEOUS
     Section 6.1 Notices. Any notice, request or other communication to be given or made under this Agreement shall be in writing. Such notice, request or other communication shall be deemed to have been duly given or made when it shall be delivered by hand, international courier (confirmed by facsimile), or facsimile (with a hard copy delivered within two (2) Business Days) to the Party to which it is required or permitted to be given or made at such Party’s address specified below or at such other address as such Party shall have designated by notice to the other Parties.

For the Borrower:
502 South Rosa Road
Madison, WI 53719
Attention: Kevin Conroy
Facsimile: (608) 633-7037
with a courtesy copy to:
Kennedy Covington Lobdell & Hickman, L.L.P.
4350 Lassiter at North Hills Avenue
Suite 300
Raleigh, North Carolina 27609
Attention: D. Scott Coward
Facsimile: (919) 516-2028
For the Lenders c/o:
Deerfield Private Design Fund, L.P.
780 Third Avenue, 37th Floor
New York, New York 10017
Attention: James E. Flynn
Facsimile: (212) 573-8111
with a courtesy copy to:
Katten Muchin Rosenman LLP
575 Madison Avenue
New York, New York 10022-2585
Facsimile: (212) 894-5827
Attention: Robert I. Fisher
     Section 6.2 Waiver of Notice. Whenever any notice is required to be given to the Lenders or the Borrower under the any of the Financing Documents, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.
     Section 6.3 Reimbursement of Legal and Other Expenses. If any amount owing to the Lenders under any Financing Document shall be collected through enforcement of this Agreement, any refinancing or restructuring of the Loan in the nature of a work-out, settlement, negotiation, or any process of law, or shall be placed in the hands of third Persons for collection, the Borrower shall pay (in addition to all monies then due in respect of the Loan or otherwise payable under any Financing Document) reasonable attorneys’ and other fees and expenses incurred in respect of such collection.
     Section 6.4 Applicable Law and Consent to Non-Exclusive New York Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof other than Sections 5-1401 and 5-1402 of the General Obligations Law of such State.

     (a) Any rights of the Lenders arising out of or relating to any Financing Document, may, at the option of the Lenders, be enforced by the Lenders in the courts of the United States of America located in the Southern District of the State of New York or in any other courts having jurisdiction. For the benefit of the Lenders, the Borrower hereby irrevocably agrees that any legal action, suit or other proceeding arising out of any Financing Document may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York. By the execution and delivery of this Agreement, the Borrower hereby irrevocably consents and submits to the jurisdiction of any such court in any such action, suit or other proceeding. Final judgment against the Borrower in any such action, suit or other proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment. Nothing contained in any Financing Document shall affect the right of the Lenders to commence legal proceedings in any court having jurisdiction, or concurrently in more than one jurisdiction, or to serve process, pleadings and other legal papers upon the Borrower in any manner authorized by the laws of any such jurisdiction.
     (b) The Borrower irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any action, suit or other proceeding arising out of or relating to any Financing Document, brought in the courts of the State of New York or in the United States District Court for the Southern District of New York, and any claim that any such action, suit or other proceeding brought in any such court has been brought in an inconvenient forum.
     (c) The Borrower hereby waives any and all rights to demand a trial by jury in any action, suit or other proceeding arising out of any Financing Document or the transactions contemplated by any Financing Document.
     (d) To the extent that the Parties may, in any suit, action or other proceeding brought in any court arising out of or in connection with any Financing Document, be entitled to the benefit of any provision of law requiring the Borrower or the Lenders, as applicable, in such suit, action or other proceeding to post security for the costs of the Borrower or the Lenders, as applicable, or to post a bond or to take similar action, the Parties hereby irrevocably waive such benefit, in each case to the fullest extent now or hereafter permitted under any applicable laws.
     Section 6.5 Successor and Assigns.
     (a) This Agreement shall bind and inure to the respective successors and assigns of the Parties, except that the Borrower may not assign or otherwise transfer all or any part of its rights under this Agreement or the Obligations without the prior written consent of the Lenders and Lenders may not assign or otherwise transfer all or any part of their obligations under this Agreement without the prior written consent of the Borrower (such consent not to be unreasonably withheld). Notwithstanding the foregoing, nothing in this Agreement is deemed to limit or otherwise restrict a merger, reorganization or sale of substantially all of the assets of Borrower.

     (b) With respect to the Loan made by the Offshore Lender, an Affiliate of the Lenders shall maintain, as agent to, and on behalf of the Borrower, a register for the recordation of the names and addresses of each assignee and the principal amount of the Loan owing to the Offshore Lender and each assignee from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower and the Offshore Lender may treat each Person whose name is recorded in the Register as a “Lender” hereunder for the purposes of this Agreement. The Register shall be available for inspection by the Borrower and the Offshore Lender at any reasonable time and from time to time upon reasonable prior notice. Until the Offshore Lender has notified the Borrower that a Note has been assigned and that the assignee’s name and address and the principal amount of the Loan being assigned have been recorded in the Register, the Borrower shall recognize the Offshore Lender as the “Lender” with respect to such Loan.
     (c) Notwithstanding anything to the contrary contained herein, if any assignment or participation is to any Person that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code, then such Person shall submit to the Borrower, on or before the date of such assignment or participation an IRS Form W-8BEN (or any successor form) certifying as to such Person’s status for purposes of determining exemption from United States withholding tax, information reporting and backup withholding with respect to all payments to be made to such Person. Any attempted assignment or participation in violation of this Section 6.5 shall be void and of no force and effect. Until there has been a valid assignment of this Agreement and of all of the rights hereunder by a Lender in accordance with this Section 6.5, the Borrower shall deem and treat such Lender as the absolute beneficial owner and holder of this Agreement and of all of the rights hereunder for all purposes.
     Section 6.6 Entire Agreement. The Financing Documents contain the entire understanding of the Parties with respect to the matters covered thereby and supersede any and all other written and oral communications, negotiations, commitments and writings with respect thereto. The provisions of this Agreement may be waived, modified, supplemented or amended only by an instrument in writing signed by the authorized officer of each Party.
     Section 6.7 Severability. If any provision contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. The Parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision.
     Section 6.8 Counterparts. This Agreement may be executed in several counterparts, and by each Party on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.
     Section 6.9 Survival.

     (a) This Agreement and all agreements, representations and warranties made in this Agreement, and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall be considered to have been relied upon by the other Parties and shall survive the execution and delivery of this Agreement and the making of the Loan hereunder regardless of any investigation made by any such other Party or on its behalf, and shall continue in force until all amounts payable under this Agreement shall have been fully paid in accordance with the provisions hereof and thereof, and the Lenders shall not be deemed to have waived, by reason of making the Loan, any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that the Lenders may have had notice or knowledge of any such Default or may have had notice or knowledge that such representation or warranty was false or misleading at the time any Disbursement was made hereunder.
     (b) The obligations of the Borrower under Section 2.7 and the obligations of the Borrower and the Lenders under this Article VII hereof shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loan, or the termination of this Agreement or any provision hereof.
     Section 6.10 Waiver. Neither the failure of, nor any delay on the part of, any Party in exercising any right, power or privilege hereunder, or under any agreement, document or instrument mentioned herein, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder, or under any agreement, document or instrument mentioned herein, preclude other or further exercise thereof or the exercise of any other right, power or privilege; nor shall any waiver of any right, power, privilege or default hereunder, or under any agreement, document or instrument mentioned herein, constitute a waiver of any other right, power, privilege or default or constitute a waiver of any default of the same or of any other term or provision. No course of dealing and no delay in exercising, or omission to exercise, any right, power or remedy accruing to the Lenders upon any default under this Agreement, or any other agreement shall impair any such right, power or remedy or be construed to be a waiver thereof or an acquiescence therein; nor shall the action of the Lenders in respect of any such default, or any acquiescence by it therein, affect or impair any right, power or remedy of the Lenders in respect of any other default. All rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law.
     Section 6.11 Indemnity.
     (a) The Parties shall, at all times, indemnify and hold each other harmless (the “Indemnity”) and each of their respective directors, partners, officers, employees, agents, counsel and advisors (each, an “Indemnified Person”) in connection with any losses, claims (including the cost of defending against such claims), damages, liabilities, penalties, or other expenses arising out of, or relating to, this Agreement, the extension of credit hereunder or the Loan or the use or intended use of the Loan, which an Indemnified Person may incur or to which an Indemnified Person may become subject (each, a “Loss”). The Indemnity shall not apply to the extent that a court or arbitral tribunal with jurisdiction over the subject matter of the Loss, and over the Lenders or the

Borrower, as applicable, and such other Indemnified Person that had an adequate opportunity to defend its interests, determines that such Loss resulted from the gross negligence or willful misconduct of the Indemnified Person, which determination results in a final, non-appealable judgment or decision of a court or tribunal of competent jurisdiction. The Indemnity is independent of and in addition to any other agreement of any Party under any Financing Document to pay any amount to the Lenders or the Borrower, as applicable, and any exclusion of any obligation to pay any amount under this subsection shall not affect the requirement to pay such amount under any other section hereof or under any other agreement.
     (b) Without prejudice to the survival of any other agreement of any of the Parties hereunder, the agreements and the obligations of the Parties contained in this Section 6.11 shall survive the termination of each other provision hereof and the payment of all amounts payable to the Lenders hereunder.
     Section 6.12 No Usury. The Financing Documents are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration or otherwise, shall the amount paid or agreed to be paid to the Lenders for the Loan exceed the maximum amount permissible under applicable law. If from any circumstance whatsoever fulfillment of any provision hereof, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstance the Lenders shall ever receive anything which might be deemed interest under applicable law, that would exceed the highest lawful rate, such amount that would be deemed excessive interest shall be applied to the reduction of the principal amount owing on account of the Loan, or if such deemed excessive interest exceeds the unpaid balance of principal of the Loan, such deemed excess shall be refunded to the Borrower. All sums paid or agreed to be paid to the Lenders for the Loan shall, to the extent permitted by applicable law, be deemed to be amortized, prorated, allocated and spread throughout the full term of the Loan until payment in full so that the deemed rate of interest on account of the Loan is uniform throughout the term thereof. The terms and provisions of this paragraph shall control and supersede every other provision of this Agreement and the Notes.
     Section 6.13 Further Assurances. From time to time, the Borrower shall perform any and all acts and execute and deliver to the Lenders such additional documents as may be necessary or as requested by the Lenders to carry out the purposes of any Financing Document or any or to preserve and protect the Lenders’ rights as contemplated therein.
     Section 6.14 Termination. Subject to the provisions of Section 6.9(b) upon repayment of all outstanding principal of the Loan (together with any other amounts accrued and unpaid under this Agreement), the Borrower may terminate this Agreement upon 10 days’ notice to the Lenders.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Parties, acting through their duly authorized representatives, have caused this Agreement to be signed in their respective names as of the date first above written.

BORROWER		LENDER
THIRD WAVE TECHNOLOGIES, INC.		DEERFIELD PRIVATE DESIGN FUND, L.P.

By:	/s/ Kevin Conroy	By:	/s/ James Flynn

	Name: Kevin Conroy		Name James Flynn
	Title President and CEO		Title General Partner

LENDER: DEERFIELD PRIVATE DESIGN INTERNATIONAL, L.P.

By:	/s/ James Flynn

Name James Flynn Title General Partner

SCHEDULE 1
FORM OF DISBURSEMENT REQUEST
[LETTERHEAD OF THE BORROWER]
[Date]
Ladies and Gentlemen:
     Request for Disbursement of the Loan
     1. Please refer to the Facility Agreement (the “Facility Agreement”), dated as of December ___, 2007, between Third Wave Technologies, Inc. (the “Borrower”) and Deerfield Private Design Fund, L.P., Deerfield Special Situations Fund, L.P., Deerfield Special Situations Fund International Limited and Deerfield Private Design International, L.P. (together the “Lenders”).
     2. Terms defined in the Facility Agreement shall have the same meanings herein.
     3. The Borrower hereby requests a Disbursement, on [date], of the amount of [amount of drawdown], in accordance with the provisions of Section 2.2 of the Facility Agreement. You are requested to pay the amount to the following account [account number] at [name of bank].
     4. Attached hereto is a signed but undated receipt for the amount hereby requested to be disbursed, and we hereby authorize the Lenders to date such receipt as of the date of actual disbursement by the Lenders of the funds hereby requested to be disbursed.
     5. The Borrower hereby certifies as follows:
     (a) The representations and warranties in Article III of the Facility Agreement are true in all material respects on the date hereof with the same effect as though such representations and warranties had been made on today’s date; and

     (b) All of the conditions set forth in Article IV of the Facility Agreement have been satisfied.
     6. The above certifications are effective as of the date of this request for Disbursement and will continue to be effective as of the Disbursement Date. If any of these certifications is no longer valid as of or prior to the Disbursement Date, the Borrower will immediately notify the Lenders and will repay the amount disbursed upon demand by the Lenders if Disbursement is made prior to the receipt of such notice.

THIRD WAVE TECHNOLOGIES, INC.

By:

Name:

Title:

SCHEDULE 2
FORM OF EVIDENCE OF DISBURSEMENT
[LETTERHEAD OF THE BORROWER]
[Date]
Ladies and Gentlemen:
          Re:      Disbursement Receipt
     Third Wave Technologies, Inc. (the “Borrower”) hereby acknowledge receipt of the sum of [insert amount of disbursement] disbursed to us by Deerfield Private Design Fund, L.P., Deerfield Special Situations Fund L.P., Deerfield Special Situations Fund International Limited and Deerfield Private Design International, L.P. (together, the “Lenders”) under the Loan provided for in the Facility Agreement, dated as of December ___, 2007, between the Borrower and the Lenders.

Yours faithfully,

THIRD WAVE TECHNOLOGIES, INC.

By:

Name:

Title

EXHIBIT A-1
FORM OF PROMISSORY NOTE
PROMISSORY NOTE

$15,425,000.00	December , 2007
     FOR VALUE RECEIVED, THIRD WAVE TECHNOLOGIES, INC., a Delaware corporation (the “Maker”), by means of this Promissory Note (this “Note”) hereby unconditionally promises to pay to the order of DEERFIELD PRIVATE DESIGN INTERNATIONAL, L.P. (the “Payee”), the principal sum of FIFTEEN MILLION FOUR HUNDRED TWENTY-FIVE THOUSAND AND 00/100 DOLLARS (US$15,425,000.00) or so much thereof as may be advanced by the Payee from time to time hereunder to or for the benefit of the Maker (the “Loan”), in lawful money of the United States of America and in immediately available funds, on the dates provided in the Facility Agreement (as defined below).
     The principal balance of this Note outstanding at any time shall bear interest from the date of disbursement until full payment of the principal hereof as set forth in the Facility Agreement dated as of December ___, 2007 among the Maker, the Payee and the other parties thereto (as modified and supplemented and in effect from time to time, the “Facility Agreement”).
     Each Loan made by the Payee to the Maker pursuant to the Facility Agreement, and all payments made on account of principal thereof, shall be recorded by the Payee and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note; provided that the failure of the Payee to make any such recordation or endorsement shall not affect the obligations of the Payee hereunder or under the Facility Agreement.
     The Maker shall make all payments to the Payee of principal under this Note in the manner provided in and otherwise in accordance with the Facility Agreement. The outstanding principal balance of this Note shall be due and payable in full on the Final Payment Date.
     This Note is a “Note” referred to in the Facility Agreement with respect to the Loan made by the Payee thereunder. Capitalized terms used herein and not expressly defined in this Note shall have the respective meanings assigned to them in the Facility Agreement.
     If default is made in the punctual payment of principal or any other amount under this Note in accordance with the Facility Agreement, or if any other Event of Default has occurred, this Note shall, at the Payee’s option exercised at any time upon or after the occurrence of any such payment default or other Event of Default, become immediately due and payable.
     All payments of any kind due to the Payee from the Maker pursuant to this Note shall be made in the full face amount thereof, without setoff, counterclaim, or other defense. All such payments will be free and clear of, and without deduction or withholding for, any present or future taxes. The Maker shall pay all and any costs (administrative or otherwise) imposed by banks, clearing houses, or any other financial institution, in connection with making any payments hereunder, except for any costs imposed by the Payee’s banking institutions.
     The Maker shall pay all costs of collection, including, without limitation, all legal expenses and attorneys’ fees, paid or incurred by the Payee in collecting and enforcing this Note.
     The Maker hereby expressly waives presentment, protest, demand, notice of dishonor or default, and notice of any kind with respect to this Note and the Facility Agreement or the performance of the obligations under this Note and/or the Facility Agreement. No renewal or extension of this Note or the Facility Agreement, no release or surrender of any security for this Note or the Facility Agreement, no release of any Person primarily or secondarily liable on this Note or the Facility Agreement, including the Maker and any endorser, no delay in the enforcement of payment of this Note or the Facility Agreement, and no delay or omission in exercising any right or power under this Note or the Facility Agreement shall affect the liability of the Maker or any endorser of this Note.
     No delay or omission by the Payee in exercising any power or right hereunder shall impair such right or power or be construed to be a waiver of any default, nor shall any single or partial exercise of any power or right hereunder preclude the full exercise thereof or the exercise of any other power or right. The provisions of this Note may be waived or amended only in a writing signed by the Maker and the Payee. This Note may be prepaid in whole or in part without premium or penalty.
     THIS NOTE, AND ANY RIGHTS OF THE PAYEE ARISING OUT OF OR RELATING TO THIS NOTE, MAY, AT THE OPTION OF THE PAYEE, BE ENFORCED BY THE PAYEE IN THE COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE SOUTHERN DISTRICT OF THE STATE OF NEW YORK OR IN ANY OTHER COURTS HAVING JURISDICTION. FOR THE BENEFIT OF THE PAYEE, THE MAKER HEREBY IRREVOCABLY AGREES THAT ANY LEGAL ACTION, SUIT OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND HEREBY CONSENTS THAT PERSONAL SERVICE OF SUMMONS OR OTHER LEGAL PROCESS MAY BE MADE AS SET FORTH IN SECTION 6.1 OF THE FACILITY AGREEMENT, WHICH SERVICE THE MAKER AGREES SHALL BE SUFFICIENT AND VALID. THE MAKER HEREBY WAIVES ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED BY THIS NOTE.
     This Note shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed in such State, without giving effect to the conflicts of laws principles thereof other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York.
     Whenever this Note is held by a noteholder that is a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”), then it is the intention of the Maker and such noteholder that (x) all interest accrued and paid on this Note will qualify for exemption from United States withholding tax as “portfolio interest” because this Note is an obligation which is in “registered form” within the meaning of Sections 871(h)(2)(B) and 881(c)(2)(B) of the Code and the applicable Treasury Regulations promulgated thereunder, and (y) as such, all interest accrued and paid on this Note will be exempt from United States information reporting under Sections 6041 and 6049 of the Code and United States backup withholding under Section 3406 of the Code. The parties agree to cooperate with one another, and to execute and file such forms or other documents, or to do or refrain from doing such other acts, as may be required, to secure such exemptions from United States withholding tax, information reporting, and backup withholding. In furtherance of the foregoing, any such transferee or assignee noteholder that is not a United States person shall represent, warrant and covenant to the Maker that (i) such noteholder is not, and will not be as long as any amounts due under this Note have not been paid in full, a “United States person,” within the meaning of Section 7701(a)(30) of the Code; (ii) such noteholder is not, and will not be as long as any amounts due under this Note have not been paid in full, a person described in Section 881(c)(3) of the Code; (iii) on or prior to the date of transfer or assignment and on or prior to each anniversary of such date until all amounts due under this Note have been paid in full, such noteholder shall provide the Maker with a properly executed U.S. Internal Revenue Service (“IRS”) Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding (or any successor form prescribed by the IRS), certifying as to such noteholder’s status for purposes of determining exemption from United States withholding tax, information reporting and backup withholding with respect to all payments to be made to such noteholder hereunder; (iv) if an event occurs that would require a change in the exempt status of such noteholder or any of the other information provided on the most recent IRS Form W-8BEN (or successor form) previously submitted by such noteholder to the Maker hereunder, such noteholder will so inform the Maker in writing (or by submitting to the Maker a new IRS Form W-8BEN or successor form) within 30 days after the occurrence of such event; and (v) such noteholder will not assign or otherwise transfer this Note or any of its rights hereunder except in accordance with the provisions hereof.
     Transfer of this Note may be effected only by (i) surrender of this Note to the Maker and the re-issuance of this Note to the transferee, or the Maker’s issuance to the Payee of a new note in the same form as this Note but with the transferee denoted as the Payee, or (ii) the recording by the Payee of the identity of the transferee in a record of ownership of this Note maintained by an Affiliate of the Payee as agent to, and on behalf of, the Maker. The terms and conditions of this Note shall be binding upon and inure to the benefit of the Maker and the Payee and their permitted assigns; provided, however, that if any such assignment, (whether by operation of law, by way of transfer or participation, or otherwise) is to any noteholder that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code, then such noteholder shall submit to the Maker on or before the date of such assignment an IRS Form W-8BEN (or any successor form) certifying as to such noteholder’s status for purposes of determining exemption from United States withholding tax, information reporting and backup withholding with respect to all payments to be made to such noteholder under the new note (or other instrument). Any attempted transfer in violation of the relevant provisions of this Note shall be void and of no force and effect. Until there has been a valid transfer of this Note and of all of the rights hereunder by the Payee in accordance with this Note, the Maker shall deem and treat the Payee as the absolute beneficial owner and holder of this Note and of all of the rights hereunder for all purposes (including, without limitation, for the purpose of receiving all payments to be made under this Note).
     This Note is a registered instrument and is not a bearer instrument. This Note is registered as to both principal and interest with the Maker and all payments hereunder shall be made to the named Payee or, in the event of a transfer pursuant to Section 6.5(b) of the Facility Agreement, to the transferee identified in the record of ownership of this Note maintained by the Payee on behalf of the Maker. Transfer of this Note may not be effected except in accordance with the provisions hereof.
     This Note is subject to the Subordination Agreement, dated as of December 10, 2007, among Stark Onshore Master Holding LLC and the Maker, under which this Note and the Maker’s obligations hereunder are subordinated in the manner and to the extent set forth therein to the Permitted Senior Indebtedness as defined therein.
     IN WITNESS WHEREOF, an authorized representative of the Maker has executed this Note as of the date first written above.

THIRD WAVE TECHNOLOGIES, INC.

By:

Name: Title:

DISBURSEMENT TO PROMISSORY NOTE

Amount of
Date	Disbursement	Payee’s Initials

EXHIBIT A-2
FORM OF PROMISSORY NOTE
PROMISSORY NOTE

$9,575,000.00	December ___, 2007
     FOR VALUE RECEIVED, THIRD WAVE TECHNOLOGIES, INC., a Delaware corporation (the “Maker”), by means of this Promissory Note (this “Note”) hereby unconditionally promises to pay to the order of DEERFIELD PRIVATE DESIGN FUND, L.P. (the “Payee”), the principal sum of NINE MILLION FIVE HUNDRED SEVENTY-FIVE THOUSAND AND 00/100 DOLLARS (US$9,575,000.00) or so much thereof as may be advanced by the Payee from time to time hereunder to or for the benefit of the Maker (the “Loan”), in lawful money of the United States of America and in immediately available funds, on the dates provided in the Facility Agreement (as defined below).
     The principal balance of this Note outstanding at any time shall bear interest from the date of disbursement until full payment of the principal hereof as set forth in the Facility Agreement dated as of December ___, 2007 among the Maker, the Payee and the other parties thereto (as modified and supplemented and in effect from time to time, the “Facility Agreement”).
     Each Loan made by the Payee to Maker pursuant to the Facility Agreement, and all payments made on account of principal thereof, shall be recorded by the Payee and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note; provided that the failure of the Payee to make any such recordation or endorsement shall not affect the obligations of the Payee hereunder or under the Facility Agreement.
     The Maker shall make all payments to the Payee of principal under this Note in the manner provided in and otherwise in accordance with the Facility Agreement. The outstanding principal balance of this Note shall be due and payable in full on the Final Payment Date.
     This Note is a “Note” referred to in the Facility Agreement with respect to the Loan made by the Payee thereunder. Capitalized terms used herein and not expressly defined in this Note shall have the respective meanings assigned to them in the Facility Agreement.
     If default is made in the punctual payment of principal or any other amount under this Note in accordance with the Facility Agreement, or if any other Event of Default has occurred, this Note shall, at the Payee’s option exercised at any time upon or after the occurrence of any such payment default or other Event of Default, become immediately due and payable.
     All payments of any kind due to the Payee from the Maker pursuant to this Note shall be made in the full face amount thereof, without setoff, counterclaim, or other defense. All such payments will be free and clear of, and without deduction or withholding for, any present or future taxes. The Maker shall pay all and any costs (administrative or otherwise) imposed by banks, clearing houses, or any other financial institution, in connection with making any payments hereunder, except for any costs imposed by the Payee’s banking institutions.
     The Maker shall pay all costs of collection, including, without limitation, all legal expenses and attorneys’ fees, paid or incurred by the Payee in collecting and enforcing this Note.
     The Maker hereby expressly waives presentment, protest, demand, notice of dishonor or default, and notice of any kind with respect to this Note and the Facility Agreement or the performance of the obligations under this Note and/or the Facility Agreement. No renewal or extension of this Note or the Facility Agreement, no release or surrender of any security for this Note or the Facility Agreement, no release of any Person primarily or secondarily liable on this Note or the Facility Agreement, including the Maker and any endorser, no delay in the enforcement of payment of this Note or the Facility Agreement, and no delay or omission in exercising any right or power under this Note or the Facility Agreement shall affect the liability of the Maker or any endorser of this Note.
     No delay or omission by the Payee in exercising any power or right hereunder shall impair such right or power or be construed to be a waiver of any default, nor shall any single or partial exercise of any power or right hereunder preclude the full exercise thereof or the exercise of any other power or right. The provisions of this Note may be waived or amended only in a writing signed by the Maker and the Payee. This Note may be prepaid in whole or in part without premium or penalty.
     THIS NOTE, AND ANY RIGHTS OF THE PAYEE ARISING OUT OF OR RELATING TO THIS NOTE, MAY, AT THE OPTION OF THE PAYEE, BE ENFORCED BY THE PAYEE IN THE COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE SOUTHERN DISTRICT OF THE STATE OF NEW YORK OR IN ANY OTHER COURTS HAVING JURISDICTION. FOR THE BENEFIT OF THE PAYEE, THE MAKER HEREBY IRREVOCABLY AGREES THAT ANY LEGAL ACTION, SUIT OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND HEREBY CONSENTS THAT PERSONAL SERVICE OF SUMMONS OR OTHER LEGAL PROCESS MAY BE MADE AS SET FORTH IN SECTION 6.1 OF THE FACILITY AGREEMENT, WHICH SERVICE THE MAKER AGREES SHALL BE SUFFICIENT AND VALID. THE MAKER HEREBY WAIVES ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED BY THIS NOTE.
     This Note shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed in such State, without giving effect to the conflicts of laws principles thereof other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York.
     This Note is subject to the Subordination Agreement, dated as of December 10, 2007, among Stark Onshore Master Holding LLC and the Maker, under which this Note and the

Maker’s obligations hereunder are subordinated in the manner and to the extent set forth therein to the Permitted Senior Indebtedness as defined therein.
     IN WITNESS WHEREOF, an authorized representative of the Maker has executed this Note as of the date first written above.

THIRD WAVE TECHNOLOGIES, INC.

By:

Name: Title:

EXHIBIT B
SCHEDULE OF PERMITTED LIENS

EXHIBIT D
Allocation of Warrants

Deerfield Private	Deerfield Private Design
Design Fund, L.P.	International, L.P.	Total

695,145	1,119,855	1,815,000